ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                        SWIFTY CARWASH & QUIK-LUBE, INC.



TO:      Department of State
         Tallahassee, Florida  32304


     Pursuant to the provisions in Section 607.1003 of the Florida Statutes, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation pursuant to a meeting of the shareholders of the Corporation duly called on October 20th, 1999:

     1. The following amendment to the Articles of Incorporation of Swifty Carwash & Quik-Lube, Inc. was adopted by holders of a majority of the outstanding shares of the common stock of the corporation on October 20th, 1999, in the manner prescribed by the Florida General Corporation Act:


                                 ARTICLE I NAME

          The name of the corporation shall be SwiftyNet.com, Inc. and its principal office and mailing address shall be 17521 Crawley Road, Odessa, Florida 33556


     The amendment was adopted by the board of directors and a majority of the shareholders of the corporation.


Dated: October 20th, 1999.



                                    SWIFTY CARWASH & QUIK-LUBE, INC.

                                             /S/ Rachel Steele
                                    By:  ______________________________________
                                                     President

Corporate Seal                               /S/ Rachel Steele
                                    Attest: ___________________________________
                                                     Secretary




STATE OF FLORIDA
COUNTY OF HILLSBOROUGH


     I HEREBY CERTIFY that on this day before me, an officer duly qualified to take acknowledgments, personally appeared Rachel Steele, President of Swifty Carwash & Quik-Lube, Inc., to me known to be the person described in and who executed the foregoing Articles of Amendment.

     WITNESS my hand and official seal in the County and State last aforesaid this 20TH day of OCTOBER, A.D. 1999.


                                                   /S/ Calvin Larkins
                                                   _____________________________
                                                   Notary Public, State at Large
                                                   Printed Name:Calvin Larkins
         (SEAL)                                    My Commission Expires: